EXHIBIT 10.6(c)

                               PROTOCOL OF MUTUAL
                            UNDERSTANDING AND SUPPORT


         This Protocol of Mutual Understanding and Support between the "INSTITUTE OF INDEPENDENT SOCIAL AND ECONOMIC STUDIES - INSEI" LLP. ("INSEI"), registered in Russian Federation, represented by Mikhail V. Romanovsky, Chairman of INSEI Board, acting on the basis of its Charter, and IPORUSSIA, INC. ("IPO") registered in the United States, represented by Vladimir F. Kuznetsov, President and Chief Executive Officer, acting on the basis of its Charter, was executed on December 25, 2002.

WHEREAS:

A. INSEI and IPO are equally committed to the introduction of Russian Companies ("Corporations"), to the international investment communities to facilitate the growth of the Corporations; thus accelerating development of Russian economy.

B. INSEI and IPO agree that introducing the Corporations to the public stock market in the United States of America and having their shares traded on the United States Stock Market would assist in the capital growth for these Corporations and expand the economy of the Russian Federation.

C. IPO is a United States Company primarily focused on introduction of Russian Corporations to the United States and International Investment Communities with the goal of obtaining working capital for the Corporations.

D. INSEI and IPO have held meetings and have reached understandings with regard to certain matters related to the cooperation in the sphere of assisting Russian Corporations.

INSEI AND IPO HEREBY EXPRESS THEIR UNDERSTANDING IN THIS RESPECT AS FOLLOWS:

1. Cooperation.
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(a) IPO shall support INSEI by interviewing  U.S.  accounting firms (the "Firm")
that have intentions of working in the Russian market and are willing to enter into an appropriate agreement with INSEI (that shall be negotiated separately by the Firm and INSEI);

(b) IPO shall support INSEI recommending to its clients the consulting and accounting services provided by INSEI in accordance with the Russian Law;

(c) INSEI shall support IPO by providing from time to time financial and economic consulting services on commercial basis, identifying Russian Corporations that have intentions of going public, and will facilitate the introduction of IPO to such Russian Corporations, and the promotion of IPO as a legal entity in the Russian Federation involved in assisting Russian Corporations; and



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(d)  INSEI  shall  support  IPO by  attracting  IPO for  participation  in INSEI organized and conducted seminars and other events.

2. Contracts With The Corporations. IPO undertakes that all contracts with the Russian Corporations will be concluded on the terms fully complying with the laws of the Russian Federation.

3. Exchange of Information. INSEI and IPO understand and agree that from time to time they will exchange economic and other information that would be mutually beneficial to carry out the spirit and intent of this Protocol.

4. Joint Actions. INSEI and IPO understand and agree that from time to time they might develop and accomplish certain actions with the goal of promotion of stated joint actions; financing of these actions shall be coordinated and agreed upon between the Parties.

5. Notices. All notices, requests, consents and other communications between the Parties hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission and e-mail, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid.

If to INSEI:

Mr. Mikail V. Romanovsky
Chairman of the Board
"INSTITUTE OF INDEPENDENT SOCIAL
AND ECONOMIC STUDIES" LLP
Office 331, 21 Sadovaya Street
St. Petersburg, 191023, Russian Federation
Tel: (812) 110-5743
Fax: (812) 110-5751
E-mail: audit@insei.ru

If to IPO:

Vladimir F. Kuznetsov
President and Chief Executive Officer
IPORUSSIA, INC.
12 Tompkins Ave.
Jericho, New York 11753
United States of America
Tel/Fax: (516) 625-6282
e-mail: info@iporussia.com



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In  witness  of their  understanding  on these  matters  INSEI and IPO have duly signed and executed this Protocol of Understanding and Support in the City of Moscow.

INSTITUTE OF INDEPENDENT SOCIAL         IPORUSSIA, INC.
AND ECONOMIC STUDIES , LLP.


By: /s/ M. V. Romanovsky                By: /s/ Vladimir F. Kuznetsov
    --------------------                    --------------------------
    Mikhail V. Romanovsky                       Vladimir F. Kuznetsov
    Chairman of the Board                       President and CEO






















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